SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                 April 24, 2000

                              COLUMBIA ENERGY GROUP
             (Exact name of registrant as specified in its charter)



STATE OF DELAWARE                001-01098                   131594808
(State or other                  (Commission                 (IRS Employer
jurisdiction of                  File Number)                Identification No.)
 incorporation)



                              Columbia Energy Group
                            13880 Dulles Corner Lane
                             Herndon, Virginia 20171
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (703) 561-6000



                                       N/A
          (Former name or former address, if changed since last report)

Items 1 - 4.    Not Applicable.

Item 5.         Other Events.

         Columbia Energy Group ("CEG") has scheduled a special meeting for its stockholders to be held at the PNC Bank Center, 222 Delaware Avenue, Wilmington, Delaware, on Friday, June 2, 2000, at 2:00 p.m., local time, to consider and vote on a proposal to adopt a merger agreement in connection with CEG's proposed merger with NiSource Inc. ("NiSource").

         Each of Morgan Stanley & Co. Incorporated ("Morgan Stanley") and Salomon Smith Barney Inc. ("Salomon Smith Barney") has delivered an opinion to the Board of Directors of CEG, dated as of April 24, 2000, reconfirming its opinion dated as of February 27, 2000, which states that the consideration to be received by the CEG stockholders in connection with the proposed merger with NiSource is fair, from a financial point of view, to such stockholders. In reconfirming its opinion, each of Morgan Stanley and Salomon Smith Barney employed analyses substantially similar to those employed in rendering its opinion dated February 27, 2000, and included in the joint proxy statement/prospectus of CEG and NiSource dated as of April 24, 2000. The opinion of each of Morgan Stanley and Salomon Smith Barney is subject to the considerations set forth therein. Copies of the opinions dated as of April 24, 2000 are set forth as Exhibits 99(a) and 99(b) hereto and each is hereby incorporated by reference herein.

Item 6.         Not Applicable.

Item 7(a)-(b).  Not Applicable.

Item 7(c).      Exhibits.

99(a) Opinion, dated April 24, 2000, from Morgan Stanley & Co. Incorporated to Columbia Energy Group.

99(b) Opinion, dated April 24, 2000, from Salomon Smith Barney Inc. to Columbia Energy Group.


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



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        COLUMBIA ENERGY GROUP



                                        By: /s/ MICHAEL W. O'DONNELL
                                           --------------------------------
                                           Name:   Michael W. O'Donnell
                                           Title:  Sr. Vice President and
                                                   Chief Financial Officer



Date: May 12, 2000



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



                                  Exhibit Index


99(a) Opinion, dated April 24, 2000, from Morgan Stanley & Co. Incorporated to Columbia Energy Group.

99(b) Opinion, dated April 24, 2000, from Salomon Smith Barney Inc. to Columbia Energy Group.


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